UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2024 (June 5, 2024)

MASIMO CORPORATION

(Exact name of registrant as specified in its charter)

DE	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Discovery Irvine, CA	92618
(Address of Principal Executive Offices)	(Zip Code)

(949) 297-7000

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MASI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously disclosed, on February 14, 2024, Masimo Corporation (“Masimo”) initiated a voluntary recall of select Rad-G products in connection with an issue that can result in an unintentional change in the power state of the device. Masimo previously reported that in the first quarter of 2024, it received a subpoena from the Department of Justice (“DOJ”) seeking documents and information related to Masimo’s Rad-G and Rad-97 products, including information relating to complaints surrounding the products and Masimo’s decision to recall the Rad-G, and a civil investigative demand from the DOJ seeking documents and information related to customer returns of its Rad-G and Rad-97 products, including returns related to its recall of select Rad-G products in 2024.

At an investor conference on June 5, 2024, in response to a panelist’s question, a representative of Masimo made certain statements about the product recall. Masimo is hereby correcting the statements by clarifying that approximately 7,350 Rad-G units sold in the U.S. are subject to the recall, and approximately 20,250 Rad-G units sold outside the U.S. are subject to the recall. Masimo will continue to cooperate with the government in connection with responding to the subpoena and the civil investigative demand and any related investigation or any other future requests for information, but makes no statement about the resolution of the government’s review or the timing thereof.

Item 9.01. Financial Statements and Exhibits.

(d) The following item is filed as an exhibit to the Current Report on Form 8-K.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION

Date: June 7, 2024	By:	/s/ MICAH YOUNG
Micah Young
Executive Vice President & Chief Financial Officer
(Principal Financial Officer)

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